UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2010
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Power Integrations, Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	000-23441	94-3065014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5245 Hellyer Avenue
San Jose, California 95138-1002
(Address of principal executive offices)

 (408) 414-9200
 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.            Submission of Matters to a Vote of Security Holders

Power Integrations, Inc. held its Annual Meeting of Stockholders on June 18, 2010. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

1.           Power Integrations’ stockholders elected each of the directors proposed by Power Integrations for re-election, to serve until Power Integrations’ 2011 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
Balu Balakrishnan	23,908,122	528,687
Alan D. Bickell	23,983,076	453,733
Nicholas E. Brathwaite	24,282,256	154,553
James R. Fiebiger	23,210,471	1,226,338
William L. George	24,282,195	154,614
Balakrishnan S. Iyer	21,308,208	3,128,601
E. Floyd Kvamme	23,983,076	453,733
Steven J. Sharp	23,992,212	444,597

There were 1,213,752 broker non-votes for this proposal.

2.           Power Integrations’ stockholders ratified the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Power Integrations for its fiscal year ending December 31, 2010. The tabulation of votes on this matter was as follows:

Shares voted for:                                    25,638,476
Shares voted against:                                     2,160
Shares abstaining:                                           9,925
Broker non-votes                                                   0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Cliff Walker
	Name:	Cliff Walker
	Title:	Vice President Corporate Development
 Dated:  June 21, 2010